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                                                                    EXHIBIT 99.7



                           TOWER FINANCIAL CORPORATION
                       LIMITED PUBLIC OFFERING ORDER FORM
                                FOR COMMON STOCK



EXPIRATION DATE: AUGUST 28, 2002 (or such later date as may be established)
SUBSCRIPTION PRICE: $10.75 PER SHARE


         This Order Form may be used to subscribe to purchase shares of Common
Stock, without par value, of Tower Financial Corporation, an Indiana corporation
(the "Company"), pursuant to the limited public offering (the "Limited Public
Offering") described in the Company's Prospectus, which accompanied this Order
Form (the "Prospectus"). The terms and conditions of the Limited Public Offering are set forth in the Prospectus and are incorporated herein by reference. Copies of the Prospectus are available upon request from the lead marketing agent, Stifel, Nicolaus & Company, Incorporated. In certain states, the Limited Public
Offering will be made only through the marketing agents.


         Offerees in the Limited Public Offering may subscribe to purchase whole shares of the Company's Common Stock at $10.75 per share. The maximum number of shares for which an offeree may subscribe in the Limited Public Offering is 100,000 shares unless we waive this limitation, in our sole discretion. There is no minimum subscription requirement. The Company reserves the right to reject, in whole or in part, any subscription tendered in the Limited Public Offering.

         THE LIMITED PUBLIC OFFERING WILL EXPIRE AT THE CLOSE OF BUSINESS ON
AUGUST 28, 2002, OR SUCH LATER DATE AS THE COMPANY, IN ITS SOLE DISCRETION,
SHALL ESTABLISH (THE "EXPIRATION DATE"). The Company does not intend to extend the Limited Public Offering past September 12, 2002, but if it does, it will allow subscribers to change their subscriptions. The Company reserves the right to amend, extend or terminate the Limited Public Offering at any time prior to the Expiration Date. If the Company terminates the Limited Public Offering, any subscription funds previously tendered will be returned promptly, without deduction or interest.

         OFFEREES CHOOSING TO SUBSCRIBE FOR SHARES IN THE LIMITED PUBLIC
OFFERING MUST DELIVER A PROPERLY COMPLETED AND SIGNED ORDER FORM, ALONG WITH
PAYMENT OF THE ENTIRE SUBSCRIPTION PRICE FOR ALL SHARES FOR WHICH THEY ARE
SUBSCRIBING, TO THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE. THE
SUBSCRIPTION AGENT FOR THE LIMITED PUBLIC OFFERING IS EQUISERVE TRUST COMPANY,
N.A.

         ANY SUBSCRIPTION TENDERED TO THE SUBSCRIPTION AGENT IS IRREVOCABLE.

         Shares Available for Sale. The only shares that are being offered in the Limited Public Offering are shares that are not subscribed for in the Rights
Offering. If the rights holders subscribe for all of the shares offered in the Rights Offering, there will be no shares available for sale in the Limited
Public Offering. If shares are available in the Limited Public Offering but are insufficient to satisfy in full all subscriptions validly tendered and not rejected by the Company, it will allocate the available shares among the subscribers (other than those subscribers, if any, whose subscriptions are rejected) in its sole discretion.

         THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR
OBLIGATIONS OF ANY BANK AND ARE NOT INSURED BY THE BANK INSURANCE FUND OF THE
FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.




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         Subscription Procedures. This Order Form must be properly completed, signed and delivered, along with payment of the entire subscription price for all shares for which the subscriber is subscribing, to the Subscription Agent on or before the Expiration Date. Delivery may be made by mail, by overnight courier or by hand delivery to the following addresses:


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
By Mail:                      By Overnight Courier:       By Hand Delivery:
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
EquiServe Trust Co.           EquiServe Trust Co.         Securities Transfer & Reporting
Attn:  Corporate Actions      Attn:  Corporate Actions    c/o EquiServe Trust Co.
Post Office Box 43025         40 Campanelli Drive         100 William's St. Galleria
Providence, RI  02940-3025    Braintree, MA  02189        New York, NY  10038

         An envelope has been provided with this Order Form that you may use for mail delivery, but your method of delivery is your choice and you bear the risk of a failed or late delivery. If you use mail delivery, registered mail is recommended. IN ANY EVENT, YOU MUST DELIVER THE ORDER FORM AND SUBSCRIPTION
FUNDS SO THAT THEY ARE RECEIVED BY THE SUBSCRIPTION AGENT NO LATER THAN THE
CLOSE OF BUSINESS ON THE EXPIRATION DATE. Please allow adequate time for delivery based upon your chosen method.

         The Company will resolve any issues relating to whether your subscription is timely and proper, and its determination will be final and binding. If your subscription is defective, the Company may reject it, waive the defect or allow you to correct it, in the Company's sole discretion. The Company has no duty to notify you of any defect in your subscription and neither does the Subscription Agent or the marketing agents. You are solely responsible for the timely and proper submission of your Order Form and payment.

         Subscription Funds. You may pay your subscription funds by personal check, certified check, bank draft or cashier's check drawn upon a U.S. bank, or by postal, telegraphic or express money order. You may not pay in cash or by wire transfer. Checks and money orders should be payable in U.S. dollars to "EquiServe Trust Company, N.A., as Subscription Agent for Tower Financial
Corporation." Your payment will be considered to have been made only when it is actually received by the Subscription Agent.

         The Subscription Agent will deposit all subscription funds upon receipt in a segregated escrow account. If there are not enough shares available to honor your subscription in full or if your subscription is rejected in whole or in part, you will receive a refund of your excess subscription funds as soon as practicable by mail. If the Company terminates the Limited Public Offering, any subscriptions funds previously tendered will be returned promptly. You will not receive any interest on your subscription funds while they are on deposit with the Subscription Agent and any refund of subscription funds will be without interest.

         If the amount of subscription funds you deliver does not correspond to the number of shares indicated in this Order Form or if you do not indicate a number of shares on your Order Form, you will be deemed to have subscribed for the maximum number of whole shares you are eligible to purchase and which can be purchased with the subscription funds you delivered.

         Where to Direct Your Questions. EquiServe Trust Company, N.A., the
Subscription Agent, is available to answer questions relating to the completion and delivery of Order Forms and submission of payments in the Limited Public
Offering. You may call EquiServe at (800) 730-6001 (toll free), Monday through
Friday during regular business hours.

         Stifel, Nicolaus & Company, Incorporated, lead marketing agent, is available to answer questions relating the Company and the Limited Public
Offering generally and to respond to requests for additional copies of the Prospectus, the Order Form or other documents in connection with the Limited
Public Offering. You may call Stifel at (888) 530-3880 (toll free) or (260)
459-3989, Monday through Friday during regular business hours.



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                     SUBSCRIPTION FOR SHARES OF COMMON STOCK

         The undersigned irrevocably subscribes for the number of whole shares of the Company's Common Stock, without par value, indicated below on the terms and conditions of the Limited Public Offering described in the Prospectus, receipt of which is acknowledged.

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
SUBSCRIPTION:  NO. SHARES ____________    X  SUBSCRIPTION PRICE: $ 10.75  =  PAYMENT TENDERED: $__________


   IMPORTANT--COMPLETE AND SIGN APPROPRIATE PORTION OF THE FOLLOWING SECTION.


                       REGISTRATION -- COMPLETE 1, 2 OR 3

         The undersigned requests that the Common Stock subscribed for above be registered as follows and that the stock certificates evidencing such shares be sent to the address set forth below:

1.    INDIVIDUAL(S) (CHECK ONE):

         [ ] Individual
         [ ] Tenants-in-Common (all parties must sign; each investor has an undivided interest)
         [ ] Joint Tenants with Right of Survivorship (all parties must sign;
             joint ownership)
         [ ] Other (please describe)

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Investor No. 1 (print name)                 Investor No. 2 (print name)

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Social Security Number

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Street (residence address)

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City         State            Zip

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Daytime Phone

                                    SIGNATURE

The undersigned affirm(s) that the foregoing information is true and understands that this subscription, once tendered to the Subscription Agent, is irrevocable.


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Signature   (Investor No. 1)                Signature  (Investor No. 2)

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Date                                        Date



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2.   ENTITY (CHECK ONE):

         [ ] Corporation (authorized agent must sign)
         [ ] Partnership (at least one partner must sign)
         [ ] Limited Liability Company (authorized agent must sign)
         [ ] Other (please describe)

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Name of Entity                                   Authorized Agent (print name)

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Street                                           Title of Authorized Agent

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City           State          Zip                Daytime Phone

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Federal Tax Identification No. of Entity


                                    SIGNATURE

The undersigned affirms that the foregoing information is true and understands that this subscription, once tendered to the Subscription Agent, is irrevocable.


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Signature of Authorized Agent/Partner         Date


3.   TRUST (ALL TRUSTEES MUST SIGN)


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Trustee (print name)                          Name of Trust

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Co-Trustee (print name)                       Date of Trust Agreement

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Street                                        Federal Tax Identification No. of
                                              Trust

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City        State            Zip              Daytime Phone


                                    SIGNATURE

The undersigned affirms that the foregoing information is true and understands that this subscription, once tendered to the Subscription Agent, is irrevocable.

-----------------------------------------        -------------------------------
Trustee Signature                                Date

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Co-Trustee Signature                             Date